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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [ ]

     Filed by a party other than the registrant [X]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material under Rule 14a-12.

                                PRINTWARE, INC.
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                (Name of Registrant as Specified in Its Charter)

                      PYRAMID TRADING LIMITED PARTNERSHIP
                            OAKMONT INVESTMENTS, LLC
                                DANIEL B. ASHER
                                 GARY S. KOHLER
                               ANDREW J. REDLEAF
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                     THE SHAREHOLDERS' COMMITTEE TO IMPROVE
                          PRINTWARE SHAREHOLDER VALUE
                               (the "Committee")

                            3033 Excelsior Boulevard
                                   Suite 300
                             Minneapolis, MN 55416
                                  612-253-6027

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May 24, 2000

Dear Fellow Printware Shareholder:

     The Annual Meeting of Printware, Inc. is Wednesday, June 7, 2000, only a few days away. We urge you to take immediate action to vote the GREEN proxy to support the Committee's effort to bring change to the Company. We would also like to express our thanks to all the Printware shareholders who have already voted the GREEN card.

     IF YOU ARE UNHAPPY WITH:

     - DECLINING SALES SINCE GOING PUBLIC

     - DECLINING PROFITS SINCE GOING PUBLIC

     - DECLINING STOCK PRICE SINCE GOING PUBLIC

     - EXCESSIVE MANAGEMENT OPTIONS AND GOLDEN PARACHUTE PACKAGES

THEN VOTE THE GREEN PROXY CARD FOR A FRESH START. PRINTWARE NEEDS LEADERSHIP THAT CAN MAKE THINGS HAPPEN. LEADERSHIP HAPPENS AT THE TOP. IF YOU WANT CHANGE, WE ARE OFFERING YOU A BOARD OF DIRECTORS THAT WILL BE COMMITTED TO YOUR INTERESTS.

     Our six nominees all are successful business professionals with proven track records. We are fed up with the current Board of Directors, who have not been successful in improving shareholder value. Please take a careful look at the highlights below of who we are and our past success:

     DOUGLAS M. PIHL Douglas has over 30 years of experience in the computer industry with extensive responsibility in design, product planning and management. Mr. Pihl has been the President and Chief Executive Officer of Mathstar, Inc., a digital signal processing company, since November 1999. Mr. Pihl has been Chairman of the Board of Directors of Vital Images, Inc., a medical imaging company, and served as its Chief Executive Officer. Mr. Pihl was President, Chief Executive Officer, and a Director of NetStar, Inc., a manufacturer of advanced computer network products. Mr. Pihl also serves on the Boards of Directors of Destron-Fearing Corporation and Astrocom Corporation.

     CHARLES BOLGER Charley has served in various capacities at Bolger Publications, Inc., a Minneapolis-based commercial printing company, since 1978 and as Chief Executive Officer since 1992. Bolger Publications utilizes various technologies in its printing operations, including computer-to-plate technology. Mr. Bolger has more than 20 years experience in the printing industry. He has served on the Board of Directors of Printing Industry of Minnesota, a trade association, from 1980 to 1988.

     ROGER C. LUCAS, PH.D. Roger has been the Vice Chairman of and Senior Scientific Advisor to the Board of Directors of Techne Corporation, since 1995. Mr. Lucas was the Chief Scientific Officer, Executive Vice President, and Secretary of Techne Corporation from 1985 to 1995. Mr. Lucas serves on the Boards of Directors of Techne Corporation, ChemoCentryx, a partially-owned subsidiary of Techne Corporation, Visual Circuits, and St. Croix Medical Corporation.

     STANLEY GOLDBERG Stan has been the Managing Partner Goldmark Advisors, LLC, a business development company providing managerial and financially related services to emerging and high growth potential businesses, since 1999. Mr. Goldberg was the Chief Executive Officer and Chairman of the Board of Directors of Verdant Brands, Inc., a developer, manufacturer and supplier of pest control products, from 1992 to 1999. Mr. Goldberg serves on the Boards of Directors of Verdant Brands, Inc., Destron-Fearing Corporation, and Medi-Ject Corporation.

     ANDREW J. REDLEAF Andy is a founder and since 1999 has been the Chief Executive Officer of Whitebox Advisors, LLC, a money management company. Prior to founding Whitebox Advisors in 1999, Mr. Redleaf was a co-founder and partner in Arbitrade Holdings LLC, a money management and securities trading firm, and Director of Portfolio Management at Tarmachan Capital Management, a predecessor to Arbitrade Holdings.

     GARY S. KOHLER Gary has been a portfolio manager and director of equity research at Whitebox Advisors, LLC, a money management company, since October 1999. Mr. Kohler is also a founder of ChoiceTel Communications, Inc. and has served as the Chairman of its Board of Directors since its inception in 1989. From 1984 through 1997, Mr. Kohler was Vice President and Portfolio Manager at Okabena Company. Mr. Kohler serves on the Boards of Directors of Destron-Fearing Corporation and a number of private companies, including Freedom Nation.Com and Health EZ, Inc.

     We are Printware's largest shareholder, and our interests are the same as all other shareholders. We are committed to building shareholder value and having that value recognized in the share price. We believe strongly that our outstanding group of directors is the right board to oversee the management of our company.

     Please sign and return your GREEN proxy card today. YOUR VOTE IS EXTREMELY IMPORTANT. If you have already voted for the Committee's Nominees, we thank you. If you have not voted or have not voted for the Committee's Nominees, we recommend that you read our material carefully. If you are concerned that your vote will not be received in time for the June 7 Annual Meeting, please contact our proxy solicitor, Beacon Hill Partners at 800-755-5001 for immediate assistance. Thank you for your consideration.

[/s/ Gary S. Kohler]
Gary S. Kohler

[/s/ Andrew J. Redleaf]
Andrew J. Redleaf

 1. Please SIGN, MARK, DATE and MAIL your GREEN proxy card in the enclosed postage-paid envelope. If you wish to vote for our Nominees, you must submit the enclosed GREEN proxy card and must NOT submit management's proxy card.

 2. IF you have already voted for the current Board, you have every legal right to change your mind and vote FOR our Nominees on the GREEN proxy card. Only your latest dated proxy card will count.

 3. If your shares are held for you by a bank, brokerage firm or other nominee, only your bank, broker or nominee can vote your shares and only after receiving your instructions. Please sign, date and return the enclosed GREEN proxy card in the postage-paid envelope provided or call your bank, broker or nominee and instruct your representative to vote FOR our Nominees on the GREEN proxy card.

 If you have any questions or need assistance in voting your shares or in changing your vote, please contact Beacon Hill Partners, Inc. at the toll free number listed below.

                           BEACON HILL PARTNERS, INC.
                         (212) 843-8500 (CALL COLLECT)
                        OR CALL TOLL-FREE (800) 755-5001